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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 2 to Form S-4 (Registration No. 333-130470) of Accellent, Inc. of our report dated May 31, 2005, except for Note 17, as to which the date is December 16, 2005, relating to the financial statements and financial statement schedule of Accellent, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts February 13, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM